EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-54438, 333-82718, 333-125279 and 333-159599) on Form S-8 of Entravision Communications Corporation and its subsidiaries of our report dated March 10, 2014, relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Entravision Communications Corporation for the year ended December 31, 2014.

/s/ McGladrey LLP

Los Angeles, California

March 6, 2015